UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2021
PLBY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 424-1800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PLBY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

On June 29, 2021, PLBY Group, Inc., a Delaware corporation (“PLBY”), announced that it has entered into a Share Purchase Agreement (the “Agreement”), dated June 28, 2021, by and among PLBY, PLBY Australia Pty Ltd, a company organized under the laws of the Australia and an indirect, wholly-owned subsidiary of PLBY (“Buyer”), Honey Birdette (Aust) Pty Limited, a company organized under the laws of Australia (“HB”), the holders of all of the capital stock of HB (the “Sellers”), and Ray Itaoui, as the Sellers’ representative (the “Representative”), pursuant to which Buyer will acquire all of the capital stock of HB (the “Transaction”), resulting in HB becoming an indirect, wholly-owned subsidiary of PLBY.

Pursuant to the Agreement, Buyer will acquire all of the capital stock of HB for aggregate consideration valued at AUD439 million (or approximately $333 million, based on the exchange rate in effect at the close of business on June 28, 2021), subject to certain adjustments. The consideration to be paid is expected to consist of a combination of approximately AUD314 million (or approximately $238 million) of cash and shares of PLBY’s common stock valued at approximately AUD125 million (or approximately $95 million) based on the daily dollar‑volume‑weighted average price for PLBY shares, as reported by Bloomberg, L.P. for the 20 trading day period immediately preceding the date of the Agreement (the “Stock Consideration”), a portion of which Stock Consideration will be subject to restrictions on transfer under the Agreement pending the final determination of certain post-Closing True-Up adjustments as described below.

In addition, the Agreement provides that AUD1 million (or approximately $759,400) of the cash consideration will be placed in an escrow account at the closing of the Transaction (the “Closing”) for the satisfaction of certain post-Closing adjustments payable by the Sellers. Following Closing, the Sellers may also be entitled to the issuance of additional shares of PLBY common stock in the event that HB’s financial results for each of its 2021 and 2022 fiscal years exceed certain financial targets set forth in the Agreement (each a “True-Up”). In the event that HB fails to achieve certain financial results for its 2021 and 2022 fiscal years as set forth in the Agreement, a portion of the Stock Consideration may be canceled in accordance with the terms of the Agreement. For any shares of PLBY common stock delivered as Stock Consideration (including any shares issued pursuant to any True-Up), the Agreement requires PLBY to prepare and file with the Securities and Exchange Commission a registration statement on Form S-1 for benefit of the Sellers receiving such Stock Consideration.

The consummation of the Transaction is subject to customary closing conditions, including the continued accuracy of representations and warranties made by the parties to the Agreement, the performance in all material respects of obligations required to be performed under the Agreement, and the receipt of approval of the Transaction from the Australian Foreign Investment Review Board. The Agreement also contains customary representations and warranties of each of PLBY, Buyer, HB and the Sellers, as well as customary pre-Closing covenants of the parties to the Agreement. The Agreement requires HB and Sellers to abide by customary exclusivity restrictions on the ability of them and their affiliates to solicit alternative acquisition proposals from third parties. PLBY expects that the Closing will occur in the third quarter of 2021.

The representations and warranties contained in the Agreement, other than certain fundamental representations and warranties, will not survive the closing of the Transaction, and PLBY’s primary recourse with respect to damages resulting from a breach of such representations and warranties of the Sellers will be against a representations and warranties insurance policy issued to PLBY in connection with the Transaction. The representations and warranties insurance policy is subject to certain customary exclusions and deductibles. The Agreement also contains certain limited indemnification obligations of the parties, including with respect to breaches of the parties’ respective covenants required to be performed following consummation of the Transaction, as well as certain other matters, subject to certain specified limitations, including, among other things, limitations on the period during which PLBY and Buyer may make certain claims for indemnification and limitations on the amounts for which the Sellers may be liable.

The Agreement contains certain termination rights for Buyer and the Representative. Upon termination of the Agreement under specified circumstances, Buyer will be required to pay to Sellers a termination fee of approximately AUD22 million (or approximately $17 million based on the exchange rate in effect at the close of business on June 28, 2021).

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement filed herewith as Exhibit 2.1, which is incorporated herein by reference. The Agreement has been included as an exhibit hereto solely to provide stockholders with information regarding its terms. It is not intended to be a source of financial, business, or operational information about PLBY, HB, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Agreement: are made only for purposes of the Agreement and are made as of specific dates; are solely for the benefit of the parties to the Agreement; may be subject to qualifications and limitations agreed upon by the parties to the Agreement in connection with negotiating the terms of the Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or stockholders. Investors and stockholders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of PLBY, HB or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement which subsequent information may or may not be fully reflected in public disclosures.

Item 3.02    Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Stock Consideration (including any shares issued pursuant to any True-Up) will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering.

Item 7.01     Regulation FD Disclosure.

On June 29, 2021, PLBY issued a press release announcing the entry by it and Buyer into the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

PLBY also hereby furnishes the presentation (the “Presentation”) that PLBY presented on an investor call and made available on June 29, 2021, relating to certain information about HB and the Transaction. The Presentation is attached hereto as Exhibit 99.2 and is available on PLBY’s website at https://www.plbygroup.com/investors/events-and-presentations.

The information disclosed under this Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Exchange Act or the United States Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Forward Looking Statements

This report includes forward-looking statements regarding the Agreement, the Transaction and related transactions that are not historical or current facts and deal with potential future circumstances and developments, in particular statements regarding whether and when the transactions contemplated by the Agreement will be consummated. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect forward-looking statements include satisfaction of conditions to the closing of the Transaction and the risks that are described in PLBY’s reports filed with the Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the year ended December 31, 2020 and subsequently filed quarterly reports on Form 10-Q. This report speaks only as of its date and PLBY disclaims any duty to update the information herein other than as required by applicable law or regulation.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*
Share Purchase Agreement, dated June 28, 2021, by and among PLBY Group, Inc., PLBY Australia Pty Ltd, Honey Birdette (Aust) Pty Limited, the sellers party thereto, and Ray Itaoui, as the sellers’ representative.

99.1	Press Release, dated June 29, 2021.
99.2	Presentation made available on June 29, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain schedules and exhibits to this Exhibit have been omitted. PLBY Group, Inc. agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2021	PLBY GROUP, INC.

	By:	/s/ Chris Riley
	Name:	Chris Riley
	Title:	General Counsel and Secretary